Exhibit 99.1

July 23, 2008 06:38 PM Eastern Daylight Time

Teradyne Announces Second Quarter, 2008 Results

NORTH READING, Mass. — (BUSINESS WIRE) — Teradyne, Inc. reported sales of $318 million in the second quarter of 2008. Net income for the second quarter was $28.1 million, or $0.16 per diluted share, on a non-GAAP basis, and $11.1 million or $0.06 per diluted share on a GAAP basis. Bookings for the second quarter were $308 million.

“Our System-On-a-Chip (SOC) test business further strengthened in the second quarter, driven by record first-half demand in wireless test applications, however we saw a softening in memory test capacity-driven orders,” said Mike Bradley Teradyne president and CEO. “Overall, our roll-out of new SOC test products is on track for the year.”

Guidance for the third quarter of 2008 is for sales of $290 million to $310 million, with earnings per diluted share between $0.10 and $0.15 on a non-GAAP basis. Non-GAAP guidance excludes restructuring and other charges, net, as well as acquired intangible asset amortization.

Webcast

A webcast to discuss second quarter 2008 results and management’s business outlook will be held at 10 a.m. Eastern Time, Thursday, July 24. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. The webcast replay will be available on www.teradyne.com. In addition, a conference call replay will be available approximately two hours after the call. The replay number in the U.S. & Canada is 800-642-1687. The replay number outside the U.S. & Canada is 706-645-9291. The pass code for both numbers is 12340. The replay will be available via phone and website through August 7.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside Teradyne’s ongoing operating results. Teradyne believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how Teradyne plans and measures its own business. Teradyne’s earnings per share guidance is only provided on a non GAAP basis due to the difficulty in forecasting and quantifying the amounts that would be required to be included in the GAAP measure. Although Teradyne expects certain known charges, such as intangible asset amortization expense, other additional charges excluded from the non-GAAP measure are difficult to predict and estimate and are primarily dependent on future events and unknown factors, such as the sale of a facility. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached Exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2007, Teradyne had sales of $1.1 billion and currently employs about 3,600 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication. Teradyne disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

This release contains forward-looking statements regarding future business prospects and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; delays in new product introductions; lack of customer acceptance of new products; the ability to realize synergies and cost savings from the integration of Nextest Systems Corporation with Teradyne’s existing operations; and other events, factors and risks previously and from time to time disclosed in filings with the SEC, including, but not limited to, Teradyne’s annual report on Form 10-K for the fiscal year ended December 31, 2007.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2008

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Six Months Ended:
	June 29, 2008	March 30, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Net Revenues (1)	$317,705	$297,315	$288,710	$615,020	$542,403
Cost of Revenues (2)(3)	163,857	158,812	151,490	322,669	291,786

Gross Profit	153,848	138,503	137,220	292,351	250,617
Operating Expenses:
Engineering and Development (2)	56,154	55,149	52,417	111,303	101,679
Selling and Administrative (2)	65,463	65,221	62,182	130,684	125,129
Acquired Intangible Asset Amortization	4,774	3,863	955	8,637	1,866
In-process Research and Development (4)	—	1,100	—	1,100	16,700
Restructuring and Other, net (5)	12,726	11,785	568	24,511	2,815

Operating Expenses	139,117	137,118	116,122	276,235	248,189
Income from Operations	14,731	1,385	21,098	16,116	2,428
Interest & Other, net (6)	2,448	5,082	9,602	7,530	21,943

Income from Continuing Operations Before Income Taxes	17,179	6,467	30,700	23,646	24,371
Income Tax Provision	6,100	4,100	3,454	10,200	4,839

Income from Continuing Operations	11,079	2,367	27,246	13,446	19,532
Income from Discontinued Operations	—	—	618	—	711
Income Tax Provision	—	—	210	—	225

Income from Discontinued Operations	—	—	408	—	486
Net Income	$11,079	$2,367	$27,654	13,446	$20,018

Income per Common Share from Continuing Operations:
Basic	$0.06	$0.01	$0.14	$0.08	$0.10

Diluted	$0.06	$0.01	$0.14	$0.08	$0.10

Net Income per Common Share:
Basic	$0.06	$0.01	$0.15	$0.08	$0.11

Diluted	$0.06	$0.01	$0.14	$0.08	$0.10

Weighted Average Common Shares - Basic	170,644	173,762	189,391	172,203	189,508

Weighted Average Common Shares - Diluted	174,096	175,722	191,405	174,909	191,184

Net Orders	$307,940	$321,055	$306,553	$628,995	$552,528

(1)    For the quarters ended June 29, 2008 and March 30, 2008, net revenues excluded $3 million and $4 million, respectively, of Nextest revenue, that would otherwise be recognized except for purchase accounting effects on acquired deferred revenue. The quarter ended June 29, 2008 includes three months of Nextest’s results and cost structure and the quarter ended March 30, 2008 only includes two months.

(2)    Includes the following amounts related to stock-based compensation:

	June 29, 2008	March 30, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Cost of Revenues	$898	$863	$1,289	$1,761	$2,673
Engineering and Development	1,809	1,632	2,103	$3,441	4,362
Selling and Administrative	2,960	2,660	3,391	5,620	7,033

	$5,667	$5,155	$6,783	$10,822	$14,068

(3)    For the quarter ended March 30, 2008 and six months ended June 29, 2008, cost of revenues included a credit of $0.9 million related to previously written off inventory in the Semiconductor Test Division and a charge of $4.3 million to adjust Nextest acquired inventory to fair value.

(4)    For the quarter ended March 30, 2008 and six months ended June 29, 2008, in-process research and development included a charge related to the Nextest acquisition. For the six months ended July 1, 2007, in-process research and development included a charge from the acquisition of enabling test technology from MOSAID Technologies.

(5)    Restructuring and Other, net consists of:

	Quarter Ended:			Six Months Ended:
	June 29, 2008	March 30, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Facility Related	$8,348	$4,672	$(52)	$13,020	$(16)
Employee Severance	5,510	7,113	1,505	12,623	3,706
(Gain)/Loss on Sale of Real Estate	(1,682)	—	21	(1,682)	31
(Gain) on Sale of Product Lines	—	—	(906)	—	(906)
Long-Lived Asset Impairment	550	—	—	550	—

	$12,726	$11,785	$568	$24,511	$2,815

(6) For the six months ended July 1, 2007, interest and other, net included income of $1.8 million for the recognition of fair value of an asset related to an equity investment.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 29, 2008	December 31, 2007
Assets
Cash and Cash Equivalents	$286,094	$562,371
Marketable Securities	19,780	75,593
Accounts Receivable	212,458	189,487
Inventories	118,441	80,313
Deferred Tax Asset	30,779	3,216
Prepayments and Other Current Assets	39,805	33,953

	707,357	944,933

Net Property, Plant and Equipment	353,105	352,707
Long-term Marketable Securities	108,462	104,978
Goodwill	241,730	69,147
Intangible and Other Assets	122,225	30,847
Retirement Plans Assets	48,028	46,396
Long-term Deferred Tax Assets	—	6,280

	$1,580,907	$1,555,288

Liabilities
Accounts Payable	80,456	57,426
Accrued Employees’ Compensation and Withholdings	70,991	71,691
Deferred Revenue and Customer Advances	53,781	41,928
Other Accrued Liabilities	46,330	47,002
Income Taxes Payable	2,366	5,187

	253,924	223,234

Retirement Plans Liabilities	77,876	80,388
Deferred Tax Liabilities	20,495	—
Other Long-term Liabilities	30,705	22,492

	383,000	326,114

Shareholders’ Equity	1,197,907	1,229,174

	$1,580,907	$1,555,288

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP income and non-GAAP income per share refer to income from operations, income from continuing operations or income per common share from continuing operations excluding in-process research and development, restructuring and other, net, certain inventory provisions and fair value adjustment related to Nextest, interest and other, net, and acquired intangible asset amortization, as well as adjustments to profit sharing and income taxes due to these exclusions. GAAP requires that these items be included in determining income from operations and income from continuing operations. Non-GAAP income from operations and non-GAAP income from continuing operations (which is the basis for non-GAAP income per share) gives an indication of Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside the Company’s ongoing operating results. The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for, or superior to, financial information provided in accordance with GAAP.

	Quarter Ended:						Six Months Ended:
	June 29, 2008		March 30, 2008		July 1, 2007		June 29, 2008		July 1, 2007
(in millions, except per share data)
Net Revenues	$317.7		$297.3		$288.7		$615.0		$542.4
Gross Margin - GAAP	$153.8	48.4%	$138.5	46.6%	$137.2	47.5%	$292.4	47.5%	$250.6	46.2%
Nextest inventory fair value adjustment reversal (1)	—		4.3		—		4.3		—
Inventory provision reversal (2)	—		(0.9)		(0.5)		(0.9)		(0.5)

Gross Margin - non-GAAP	$153.8	48.4%	$141.9	47.7%	$136.7	47.4%	$295.8	48.1%	$250.1	46.1%
Income from Operations - GAAP	$14.7	4.6%	$1.4	0.5%	$21.1	7.3%	$16.1	2.6%	$2.4	0.4%
Restructuring and other, net (3)	12.7		11.8		0.6		24.5		2.8
Acquired intangible asset amortization	4.8		3.9		1.0		8.6		1.9
Nextest inventory fair value adjustment reversal (1)	—		4.3		—		4.3		—
In-process research and development (4)	—		1.1		—		1.1		16.7
Inventory provision reversal (2)	—		(0.9)		(0.5)		(0.9)		(0.5)
Interest and Other, net (5)	—		—		—		—		(1.8)
Profit sharing adjustment (6)	(0.7)		(0.8)		(0.1)		(1.5)		(1.9)

Income from Operations - Non-GAAP	$31.5	9.9%	$20.8	7.0%	$22.1	7.7%	$52.2	8.5%	$19.6	3.6%

Income from Continuing Operations - GAAP	$11.1	3.5%	$2.4	0.8%	$27.2	9.4%	$13.4	2.2%	$19.5	3.6%
Restructuring and other, net (3)	12.7		11.8		0.6		24.5		2.8
Acquired intangible asset amortization	4.8		3.9		1.0		8.6		1.9
Nextest inventory fair value adjustment reversal (1)	—		4.3		—		4.3		—
In-process research and development (4)	—		1.1		—		1.1		16.7
Inventory provision reversal (2)	—		(0.9)		(0.5)		(0.9)		(0.5)
Interest and Other, net (5)	—		—		—		—		(1.8)
Profit sharing adjustment (6)	(0.7)		(0.8)		(0.1)		(1.5)		(1.9)
Income tax adjustment (7)	0.2		—		—		0.2		0.1

Income from Continuing Operations - non-GAAP	$28.1	8.8%	$21.8	7.3%	$28.2	9.8%	$49.7	8.1%	$36.8	6.8%

GAAP Income per Common Share from Continuing Operations- Basic	$0.06		$0.01		$0.14		$0.08		$0.10

Non-GAAP Income per Common Share from Continuing Operations - Basic	$0.16		$0.13		$0.15		$0.29		$0.19

GAAP Weighted Average Common Shares - Basic	170.6		173.8		189.4		172.2		189.5
GAAP Income per Common Share from Continuing Operations - Diluted	$0.06		$0.01		$0.14		$0.08		$0.10

Non-GAAP Income per Common Share from Continuing Operations - Diluted	$0.16		$0.12		$0.15		$0.28		$0.19

GAAP Weighted Average Common Shares - Diluted	174.1		175.7		191.4		174.9		191.2

(1) Reversal of a charge adjusting Nextest acquired inventory to fair value.

(2) Reversal of previously written off inventory for non-FLEX products in the Semiconductor Test Division.

(3) Restructuring and other, net consists of (in millions):

	Quarter Ended:						Six Months Ended:
	June 29, 2008		March 30, 2008		July 1, 2007		June 29, 2008		July 1, 2007
Facility related	$8.3		$4.7		$—		$13.0		$—
Employee severance	5.5		7.1		1.5		12.6		3.7
Gain on Sale of Real Estate	(1.7)		—		—		(1.7)		—
Gain on Sale of Product Lines	—		—		(0.9)		—		(0.9)
Long-Lived Asset Impairment	0.6		—		—		0.6		—

	$12.7		$11.8		$0.6		$24.5		$2.8

(4)     For the quarter ended March 30, 2008 and six months ended June 29, 2008, in-process research and development included a charge related to the Nextest acquisition. For the six months ended July 1, 2007, in-process research and development included a charge from the acquisition of enabling test technology from MOSAID Technologies.

(5)     Recognition of fair value of an asset related to an equity investment.

(6)     Profit sharing adjustment for non-GAAP items.

(7)     Income tax adjustment for non-GAAP items.

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at http://www.teradyne.com.

Contacts

Teradyne, Inc.

Tom Newman, 978-370-2425

Vice President of Corporate Relations